                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2001

TO THE STOCKHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of stockholders of A.T. Cross Company (the "Company") will be held on Thursday, April 26, 2001 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     3. Appointing independent public accountants to audit the Company's books and accounts for the year ending December 29, 2001 (by holders of Class B common stock only).

     4. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on March 7, 2001 has been fixed as the record date for determining stockholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            Tina C. Benik
                                            Vice President, Legal and Human
                                            Resources
                                            Corporate Secretary

March 28, 2001

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL STOCKHOLDERS' MEETING
                                 APRIL 26, 2001

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 26, 2001. Any stockholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson & Co., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $5,500, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to stockholders on or about March 28, 2001.

          A copy of the Company's annual report for the year 2000 containing financial statements for the year ended December 30, 2000 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of March 7, 2001 the Company had outstanding 15,215,802 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. Stockholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

STOCKHOLDERS' PROPOSALS

          Any proposal of a stockholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 25, 2002, must be received by the Company's Corporate Secretary not later than November 23, 2001 for inclusion in the proxy statement and form of proxy relating to that meeting. Any stockholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company's Corporate Secretary not later than February 6, 2002.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "ELECTION OF DIRECTORS"), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors or "withheld" with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 7, 2001 certain information concerning the ownership of shares of Class A or Class B Common Stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                               NUMBER OF SHARES                    PERCENT OF CLASS
                                     -------------------------------------        ------------------
               NAME                   CLASS A                   CLASS B(1)        CLASS A    CLASS B
               ----                  ---------                  ----------        -------    -------
Bradford R. Boss                     1,829,558(2)(3)(4)(5)      1,804,800(2)(3)    11.93%      100%
Russell A. Boss                      1,870,762(2)(3)(4)(5)      1,804,800(2)(3)    12.18%      100%
Edwin G. Torrance                      480,000(2)                 902,400(2)        3.15%       50%
Noel M. Field                          585,000(3)                 902,400(3)        3.84%       50%
Dimensional Fund Advisors, Inc.(6)   1,078,200                         --           7.09%       --
John E. Buckley                        268,913(5)                      --           1.74%       --
Bernard V. Buonanno, Jr.                17,859(5)                      --              *        --
Galal P. Doss                        3,965,750                         --          26.06%       --
H. Frederick Krimendahl II              29,323(5)                      --              *        --
Terrence Murray                         36,203(5)(7)(8)                --              *        --
Andrew J. Parsons                           --                         --              *        --
James C. Tappan                         12,962(5)                      --              *        --
David G. Whalen                        226,006(9)                      --           1.47%       --
John T. Ruggieri                        82,943(5)(9)                   --              *        --
Stephen A. Perreault                    54,419(5)(9)                   --              *        --
Sondra L. Wellmerling                   12,500(5)                      --              *        --
All directors and executive
  officers as a group (20
  persons)(10)                       7,020,900(11)              1,804,800          43.47%      100%

--------------------------------------------------------------------------------
 (1) The Class B Common Stock is convertible share for share into Class A Common Stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. B. Boss, Mr. R. Boss, Mr. Torrance and Mr. Field would be the beneficial owners of 21.20%, 21.41%, 8.58% and 9.23%, respectively, of the outstanding Class A shares.
 (2) Mr. B. Boss, Mr. R. Boss and Mr. Torrance are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 480,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (3) Mr. B. Boss, Mr. R. Boss and Mr. Field, Jr. are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 585,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (4) Mr. B. Boss, Mr. R. Boss and Fleet National Bank are co-trustees of the W. Russell Boss, Jr. Trust C. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 492,000 shares of Class A Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (5) Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss -- 121,596; Mr. R. Boss -- 148,796; Mr. Buckley --
     245,263; Mr. Buonanno -- 14,359; Mr. Krimendahl -- 14,323; Mr. Murray --
     14,203; Mr. Tappan -- 9,962; Mr. Whalen -- 158,698; Mr. Ruggieri -- 65,265;
     Mr. Perreault -- 36,499; and Ms. Wellmerling -- 12,500.
 (6) Information based on its Schedule 13G on file with the SEC. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.
 (7) Excludes shares held by FleetBoston Financial Corporation in various fiduciary capacities.
 (8) Includes 5,000 shares held by Murray and Young Associates LLC.
 (9) Includes the following restricted Class A shares as to which the holder has sole voting power but no investment power during the restricted period: Mr. Whalen -- 50,000; Mr. Ruggieri -- 17,500; and Mr. Perreault -- 17,500.
(10) Includes nominees for director.
(11) Includes 936,441 shares subject to options exercisable within 60 days; 92,500 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.
   * Less than 1%.

                                ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees except Mr. Parsons are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the stockholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of stockholders scheduled to be held April 25, 2002. The following tables reflect information as of January 1, 2001.

                                             PRINCIPAL OCCUPATION            DIRECTOR
          NOMINEE            AGE            DURING PAST FIVE YEARS             SINCE           OTHER DIRECTORSHIPS(1)
---------------------------------------------------------------------------------------------------------------------------
                                                CLASS A DIRECTORS
Galal P. Doss                46    Chairman and Chief Executive Officer,       2000
                                   Family Nutrition, S.A.E. and Family Cos-
                                   metics, S.A.E. (both Egyptian companies
                                   listed on the Egyptian Stock Ex-
                                   change).(2)
Andrew J. Parsons            57    Senior Partner and Director, McKinsey &
                                   Company, a global strategic management
                                   consulting firm (retired December 2000);
                                   Member, McKinsey Advisory Council (ad-
                                   visor to the marketing group at McKinsey
                                   & Company); Non-executive Chairman of
                                   the Kantar Group (market research and
                                   information unit of WPP Group plc, a
                                   global marketing services firm).
James C. Tappan              65    President, Tappan Capital Partners (eq-     1994
                                   uity investment firm).(2)

                                                CLASS B DIRECTORS
Bradford R. Boss             67    Chairman of the Board and Chief Execu-      1960
                                   tive Officer to April 1993; thereafter
                                   Chairman of the Board to November 14,
                                   1999; thereafter Chairman
                                   Emeritus.(4) (5)
Russell A. Boss              62    President and Chief Operating Officer to    1962      Brown & Sharpe Manufacturing Co.
                                   April 1993; thereafter President and
                                   Chief Executive Officer to November 14,
                                   1999; thereafter Chairman of the
                                   Board.(4) (5) (6)
David G. Whalen              43    President and Chief Executive               1999
                                   Officer.(4)
John E. Buckley              60    Executive Vice President to April 1993;     1980
                                   Executive Vice President and Chief Oper-
                                   ating Officer to December 31, 2000.
Bernard V.                   62    Senior Partner, Edwards & Angell, LLP,      1986      Old Stone Corporation
  Buonanno, Jr.                    Providence, RI (attorneys-at-law);
                                   Partner, Riparian Partners, Ltd.,
                                   Providence, RI.(3) (6) (7)
Terrence Murray              61    Chairman and Chief Executive Officer,       1982      FleetBoston Financial Corpora-
                                   FleetBoston Financial Corporation                     tion; Allmerica Financial Corpo-
                                   (diversified financial services                       ration; CVS Corporation
                                   corporation).(3)

--------------------------------------------------------------------------------

See footnotes on page 5.

     The Board of Directors has an Audit Committee, consisting of Messrs. Doss, Tappan and H. Frederick Krimendahl II,(8) and a Compensation Committee, consisting of Messrs. Murray, Buonanno and Krimendahl.

     The Audit Committee has responsibility for overseeing the establishment and maintenance of an effective financial control environment, for overseeing the procedures for evaluating the system of internal accounting control, and for evaluating audit performance. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company.

     During 2000 the Board of Directors held five meetings, the Audit Committee held four meetings and the Compensation Committee held three meetings. All directors attended at least seventy-five (75%) percent of all Board and applicable committee meetings. Mr. Doss became a director in April 2000 and attended the April 2000 and all subsequent Board of Directors and Audit Committee meetings.

     The Board does not have a nominating committee.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Audit Committee.

     (3) Member of Compensation Committee.

     (4) Member of Executive Committee.

     (5) Bradford R. Boss and Russell A. Boss are brothers.

     (6) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (7) Edwards & Angell, LLP performed legal services for the Company in 2000 and is expected to perform legal services for the Company in 2001.

     (8) Mr. Krimendahl is not standing for re-election to the Board of Directors in 2001.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors who are not employees of the Company were compensated for their services during 2000 at the rate of $15,000 per annum, plus $1,000 for each Board meeting attended. As of January 1, 2000, employee directors no longer received retainer and meeting fees. During 2000, the Board of Directors held five meetings. In addition, members of the Audit and Compensation Committees received $500 ($750 in the case of the committee chair) for each committee meeting attended. Members of the Executive Committee received no compensation for attending committee meetings.

     Directors also automatically receive non-qualified stock options pursuant to the Company's Omnibus Incentive Plan. The number of options granted annually is determined by dividing, in each case, the compensation paid to a director for his service to the Company as a director during the preceding calendar year (excluding committee fees) by the mean between the high and low trading prices for the Company's Class A common stock on the last trading day of such year. Options to directors under the Omnibus Incentive Plan are granted with exercise prices equal to the fair market value of the Class A common stock on the date of grant. In 2000, Board members received options to purchase 4,539 shares, with the exception of Mr. Krimendahl and Mr. Whalen, who received options to purchase 4,312 and 653 shares, respectively. Mr. Doss, as a new member of the Board, received no options.

                           REPORT TO STOCKHOLDERS ON
                              COMPENSATION MATTERS

     The 2000 compensation of the President and Chief Executive Officer of the Company was established by the members of the Compensation Committee of the Board of Directors. None of the three directors comprising the Compensation Committee is an employee of the Company. See also "Compensation Committee Interlocks and Insider Participation" on page 7. The compensation of the remaining executive officers of the Company was reviewed and approved by the President and Chief Executive Officer with input from the Company's Manager of Compensation and Benefits.

     The elements of compensation for the President and Chief Executive Officer consist of base pay, annual incentive bonus and long-term incentives. The compensation for this position was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives, including increasing stockholder value.

     -- The external competitiveness of the Company's pay levels with those of other manufacturing companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     The Compensation Committee is privy to external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations, including but not limited to Towers-Perrin and Hewitt Associates, which report on compensation paid to other executives at companies of similar size. There are approximately 350 companies in the various survey groups. This number is subject to occasional change from year to year. The Compensation Committee extrapolated the survey information using a combination of single and multiple regression analyses. Factors used in the regression analyses included, but were not limited to, corporate sales, company assets, stockholders' equity, return on equity, board membership, and years of service. In addition, the Compensation Committee utilized survey data to gauge the Company's competitive position with other companies with respect to bonus and stock option grants.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Compensation Committee targets its base pay for the Chief Executive Officer at the 50th to 65th percentile of executive officers in manufacturing organizations of approximately the same size (less than $500 million in annual sales) and scope of company operations. Based on survey data, the Compensation Committee believes the base pay for the Chief Executive Officer has been within this range for the last several years.

     Mr. Whalen's base salary for 2000 was set upon his date of hire, November 15, 1999. Mr. Whalen received no increases to base salary during 2000. The remaining four highest paid executive officers received a weighted average increase of 2.4%.

BONUS:

     Bonus payments to executives for 2000 performance were governed by the Executive Compensation Program approved by the Compensation Committee for 2000. Mr. Ruggieri and Mr. Perreault were participants in the plan. Mr. Whalen and Ms. Wellmerling were eligible for bonus payment pursuant to their employment offers. The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. Individual performance measures are determined based on specific job responsibilities and may include operating income before taxes (OIBT), sales, or return on assets at the corporate, territory and regional levels. Targets are determined specific to the participant's responsibilities.

     Under the program, the OIBT and Return on Asset benchmarks for 2000 were set based on the Company operating plan for 2000. Based on those OIBT and Return on Asset benchmarks, the two participating named officers earned a bonus for 2000 performance.

     Mr. Buckley's bonus payment for 2000 performance was governed by a Pen Computing Group Bonus Program. The incentive payment under the program was designed to provide a reward based on meeting approved business plans. This was measured by whether or not the Pen Computing Group achieved a particular level of operating budget and achievement of certain performance objectives. Based on the program, Mr. Buckley was awarded a bonus.

     The Company analyzes its total cash compensation (base salary plus bonuses) in relation to other similarly sized companies and targets the 75th percentile as a competitive norm assuming the maximum bonus percentage is earned. Applying the most recent survey data available to the Company (April 2000), the total cash compensation for the named officers as a group was approximate to the 75th percentile compared to other companies included in the surveys.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under the Omnibus Incentive Plan to provide key officers and managers with an ownership position in the Company to create a long-term incentive to increase stockholder value.

     In order to retain key management talent and provide appropriate incentives to increase stockholder value, the Compensation Committee approved the following action:

     A stock option grant was made to the executive group, which included Mr. Ruggieri and Mr. Perreault, on July 27, 2000 at the then fair market price of $5.09375. Pursuant to that grant, Mr. Ruggieri received 40,000 shares subject to option and Mr. Perreault received 30,000 shares subject to option. Ms. Wellmerling received options to purchase 50,000 shares upon joining the Company.

     The foregoing report is presented by the following:

                          2000 Compensation Committee

                           Terrence Murray, Chairman
                            Bernard V. Buonanno, Jr.
                           H. Frederick Krimendahl II

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     As indicated under "Report to Stockholders on Compensation Matters" above, the 2000 compensation of David G. Whalen, a member of the Board of Directors of the Company, was fixed by the Compensation Committee. The Compensation Committee is comprised of Terrence Murray, H. Frederick Krimendahl II and Bernard V. Buonnano, Jr. The compensation of the remaining executive officers of the Company was reviewed and approved by Mr. Whalen.

     There are no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the last three fiscal years with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                ANNUAL COMPENSATION                   COMPENSATION
                                       --------------------------------------   ------------------------
                                                                   OTHER        RESTRICTED    SECURITIES
           NAME AND                                               ANNUAL          STOCK       UNDERLYING      ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY(1)    BONUS     COMPENSATION(2)   AWARDS(3)      OPTIONS     COMPENSATION(4)
      ------------------        ----   ---------    -----     ---------------   ----------    ----------   ---------------

David G. Whalen                 2000   $425,000    $425,000       $81,267(5)     $      0        12,751(6)    $  5,100
  President and Chief           1999     57,635      39,843           547         228,125       521,600              0
  Executive Officer             1998         --          --            --              --            --             --

John E. Buckley(7)              2000    380,000      32,500         4,320               0         4,539(8)       6,681
  Executive Vice President,     1999    400,000           0         4,269         113,750         3,855          4,800
  Chief Operating Officer       1998    398,167           0         4,320               0        72,416          4,800

John T. Ruggieri                2000    183,300     105,443         3,600               0        40,000          5,100
  Sr. Vice-President/           1999    176,250      20,000         3,558          99,531             0          4,800
  Chief Financial Officer       1998    172,500      18,000         3,600               0        25,000          4,800

Sondra L. Wellmerling(9)        2000    176,876     100,289        10,354(10)           0        50,000          5,100
  Sr. Vice President,
    Marketing                   1999         --          --            --              --            --             --
  and New Product               1998         --          --            --              --            --             --
  Development

Stephen A. Perreault            2000    172,226      99,073         3,600               0        30,000          5,100
  Vice President Operations     1999    166,031      20,000         3,558          99,531             0          4,800
                                1998    159,679      12,000         3,600               0        18,000          4,800

--------------------------------------------------------------------------------
 (1) Mr. Whalen's salary includes director fees of $2,875 for 1999. Mr. Buckley's salary includes director fees of $20,000 for 1999 and 1998.

 (2) Amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as automobile allowances.

 (3) Messrs. Buckley, Ruggieri and Perreault received restricted stock awards on February 3, 1999. Mr. Buckley received 20,000 shares at a market value of 113,750; Mr. Ruggieri and Mr. Perreault each received 17,500 shares at a market value of $99,531. The restrictions will lapse over three years, with restrictions lapsing as to one-third of the shares two years from the date of grant, and the balance lapsing three years from the date of grant. Pursuant to Mr. Buckley's separation arrangement with the Company (see footnote 7 below), all of Mr. Buckley's restricted shares were forfeited as of December 31, 2000, with Mr. Buckley receiving the fair market value of one-third of those shares as described under "Certain Relationships and Related Transactions" on Page 13. Mr. Whalen received a restricted stock award on November 15, 1999 of 50,000 shares at a market value of $228,125. The restrictions lapse as to one-half of the shares, two years from the date of the grant, as to one-quarter of the shares, three years from the date of grant, and as to the final quarter, four years from the date of grant.

 (4) Amounts listed under All Other Compensation consist of 401(k) contributions for Messrs. Whalen, Buckley, Ruggieri, Perreault, and Ms. Wellmerling. Mr. Buckley's All Other Compensation for 2000 also consists of a service recognition award ($1,581).

 (5) Mr. Whalen's Other Annual Compensation includes reimbursement of relocation expenses for 2000 of $76,947.

 (6) Number of securities shown includes 653 shares underlying formula options received as director of the Company pursuant to the Company Omnibus Incentive Plan.

 (7) Mr. Buckley's employment with the Company terminated effective December 31, 2000. In connection with his termination he entered into a separation arrangement with the Company as described under "Certain Relationships and Related Transactions" on page 13.

 (8) Number of securities shown consists of 4,539 shares underlying formula options received as director of the Company pursuant to the Company Omnibus Incentive Plan.

 (9) Ms. Wellmerling was hired on December 31, 1999.

(10) Ms. Wellmerling's Other Annual Compensation includes reimbursement of relocation expenses for 2000 of $6,743.

                    STOCK OPTIONS/STOCK APPRECIATION RIGHTS

     The following tables set forth, as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, information with respect to stock option and stock appreciation right grants in 2000, options exercised during 2000 and year-end values of unexercised options and stock appreciation rights. No options were exercised by these officers in 2000.

       OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                        -----------------------------------------------------------------------
                           NUMBER       PERCENTAGE                                                 POTENTIAL REALIZABLE VALUE
                             OF          OF TOTAL                 MARKET                             AT ASSUMED ANNUAL RATES
                         SECURITIES    OPTIONS/SARS              PRICE PER                         OF STOCK PRICE APPRECIATION
                         UNDERLYING     GRANTED TO               SHARE ON                            FOR THE OPTION/SAR TERM
                        OPTIONS/SARS    EMPLOYEES     EXERCISE    DATE OF        EXPIRATION       -----------------------------
         NAME             GRANTED       IN 2000(1)     PRICE       GRANT          DATE(2)           0%         5%        10%
         ----           ------------   ------------   --------   ---------   ------------------   -------   --------   --------
David G. Whalen             4,000          0.75%       $4.75       $4.94      February 25, 2010       750     13,171     32,226
                              770          0.14%       $5.45       $5.81         March 31, 2010       282      3,096      7,415
                            2,200          0.41%       $5.75       $5.75           May 22, 2010         0      7,955     20,161
                              562          0.10%       $5.57       $4.88          June 30, 2010      (391)     1,332      3,975
                              566          0.11%       $5.26       $5.29     September 29, 2010        15      1,896      4,782
                              653(3)       0.12%       $5.26       $5.26       October 02, 2010         0      2,158      5,469
                            4,000          0.75%       $4.69       $4.69       October 31, 2010        10     11,808     29,909
John E. Buckley             4,539(3)       0.85%       $5.26       $5.26       October 02, 2010         0     15,001     38,015
                           67,152(4)      12.51%       $4.88(5)    $4.88          July 01, 2005         0     90,445    199,860
John T. Ruggieri           40,000          7.45%       $5.09       $5.09          July 27, 2010         0    128,137    324,725
Sondra L. Wellmerling      50,000          9.31%       $4.69       $4.69      February 07, 2010         0    147,397    373,533
Stephen A. Perreault       30,000          5.59%       $5.09       $5.09          July 27, 2010         0     96,103    243,544

---------------

(1) For purposes of this table, the total number of options/SARs granted to employees in 2000 was 536,849, including 32,199 options granted to the Company's directors under the formula provisions of the Company's Omnibus Incentive Plan.
(2) Subject to earlier termination in the event of termination of the grantee's office.
(3) These options were received as a director of the Company under the formula provisions of the Company's Omnibus Incentive Plan, further described herein under "Director Compensation."
(4) SARs granted to Mr. Buckley as part of his separation arrangement. See "Certain Relationships and Related Transactions" on page 13.
(5) Baseline for determining future appreciation.

                      OPTION/SAR VALUES AT FISCAL YEAR END

                              NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                                      FISCAL YEAR END                FISCAL YEAR END(1)
                              -------------------------------   -----------------------------
            NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----               -----------     -------------    -----------    -------------
David G. Whalen                  153,570          380,781           $  0             $0
John E. Buckley                  312,415(2)         4,539           $602             $0
John T. Ruggieri                  65,265           40,000           $  0             $0
Sondra L. Wellmerling                  0           50,000           $  0             $0
Stephen A. Perreault              36,499           30,000           $  0             $0

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on December 30, 2000 ($4.50) minus the exercise price.
(2) Includes 67,152 SARs granted to Mr. Buckley as part of his separation arrangement. See "Certain Relationships and Related Transactions" on page 13.

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock over the Company's last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company's peer group index), over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG A.T. CROSS COMPANY,
                    AMEX MARKET INDEX AND RUSSELL 2000 INDEX
                                 [PERFORMANCE GRAPH]

                                                   A. T. CROSS COMPANY         RUSSELL 2000 INDEX           AMEX MARKET INDEX
                                                   -------------------         ------------------           -----------------
1995                                                     100.00                      100.00                      100.00
1996                                                      80.59                      116.61                      105.52
1997                                                      73.43                      142.66                      126.97
1998                                                      40.33                      138.66                      125.25
1999                                                      33.77                      165.82                      156.15
2000                                                      33.30                      158.66                      154.23

     The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.

                               PENSION PLAN TABLE

  AVERAGE                       YEARS OF SERVICE
    PAY           15        20         25         30         35
------------------------------------------------------------------
  $125,000     $ 30,000   $40,000   $ 50,000   $ 50,000   $ 50,000
   150,000       36,000    48,000     60,000     60,000     60,000
   175,000       42,000    56,000     70,000     70,000     70,000
   200,000       48,000    64,000     80,000     80,000     80,000
   225,000       54,000    72,000     90,000     90,000     90,000
   250,000       60,000    80,000    100,000    100,000    100,000
   300,000       72,000    96,000    120,000    120,000    120,000
   400,000       96,000   128,000    160,000    160,000    160,000
   450,000      108,000   144,000    180,000    180,000    180,000
   500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above reflect all covered compensation of executive officers for 2000.

     For purposes of the Plan, the years of credited service as of December 31, 2000 were: Mr. Whalen, 1 year; Mr. Buckley, 17 years; Mr. Ruggieri, 17 years; Ms. Wellmerling, 1 year; and Mr. Perreault, 6 years.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

APPROVAL OF INDEPENDENT
PUBLIC ACCOUNTANTS

     At the annual meeting, holders of Class B common stock will appoint auditors to examine the financial statements of the Company and its subsidiaries for the year 2001. Deloitte & Touche LLP has been nominated by the Board of Directors as such auditors. One or more representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded the opportunity to make a statement and answer questions.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ending December 30, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

Audit Fees..................  $425,075.00
Financial information
  systems design and
  implementation fees.......  $      0.00
All other fees..............  $417,560.00(a)(b)

(a) Includes fees for tax consulting and other non-audit services.
(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on three areas:

     - the adequacy of the Company's internal controls and financial reporting process and the quality and integrity of the Company's financial statements.

     - the independence and performance of the Company's internal auditors and independent auditors.

     - the Company's compliance with legal and regulatory requirements and adherence to business ethics.

     In fiscal 2000, the Audit Committee met with management four times to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

     We regularly meet privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee.

     We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

     The Directors who serve on the committee are all "Independent" for purposes of the American Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

     The Board has adopted a written charter setting out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and the independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

                              2000 Audit Committee

                           James C. Tappan, Chairman
                           H. Frederick Krimendahl II
                                 Galal P. Doss

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

     Effective December 31, 2000, John E. Buckley's employment with the Company terminated. At the time of his termination, Mr. Buckley served as the Company's Executive Vice President and Chief Operating Officer. Mr. Buckley and the Company originally contemplated that he would resign his position in May 2000 and become a consultant to the Company. However, for purposes of continuity, and because Mr. Buckley had been instrumental in developing the Pen Computing Group business, he agreed to remain as an employee until the end of 2000 and the consulting arrangement never commenced.

     Pursuant to a series of letter agreements between the Company and Mr. Buckley, Mr. Buckley received the following as an incentive to remain with the Company until December 31, 2000: (i) a termination fee of $135,420, paid on January 15, 2001, (ii) a cash payment of $36,135, paid on February 9, 2001 equivalent to the fair market value of 6,667 shares of the Company's Class A common stock on February 3, 2001 (the number of Mr. Buckley's restricted shares of Class A common stock as to which restrictions would have lapsed on February 3, 2001 had Mr. Buckley remained an employee), and (iii) stock appreciation rights as to 67,152 units of "phantom" Class A common stock of the Company using as the baseline the fair market value on July 1, 2000 (the date of grant) of $4.88 per share. Those stock appreciation rights will expire on July 1, 2005. See footnotes 4 and 5 to the Stock Options/Stock Appreciation Rights Table on page 9.

     On January 5, 2001, the Company and Mr. Buckley entered into a Separation Agreement and Release providing for severance payments to Mr. Buckley of semi-monthly installments of $15,833.33 for the period from January 1, 2001 to December 31, 2002, in accordance with the Company's standing severance policy relative to executive officers who have served in excess of twenty-four years. The first such payment was made on January 26, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2000 its Insiders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.

IMPORTANT

  NO MATTER HOW SMALL YOUR HOLDINGS,
YOU ARE RESPECTFULLY REQUESTED TO SIGN,
DATE, AND RETURN THE ENCLOSED PROXY IN
THE ENCLOSED, PREPAID ENVELOPE AT YOUR
EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Vice President, Legal and
                              Human Resources
                              Corporate Secretary

Dated:  March 28, 2001

                                   APPENDIX A

                               A.T. CROSS COMPANY

                            AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") of the Board of Directors ("Board") shall be composed of at least three Directors of A.T. Cross Company (the "Company"). A majority of the Committee shall be composed of Independent Directors. Independent Directors are defined as Directors who are not officers of the Company; who are neither related to its officers nor represent concentrated or family holdings of its shares; and who, in the view of the Company's Board of Directors, are free of any relationship that would interfere with the exercise of independent judgement.

The Committee shall assist the Board in fulfilling its responsibilities relating to the review of audit functions, including the accounting and financial reporting practices and procedures of the Company, the adequacy of the systems of internal accounting control, the quality and integrity of the Company's financial statements, relations with independent auditors and oversight of business ethics. The primary responsibility for financial reporting shall rest with executive management.

The Committee may undertake any tasks is sees fit and will also undertake any specific tasks assigned to it by the Board and conduct such reviews as it deems necessary.

The Committee shall have access to all information related to the Company.

The Committee shall be empowered, at the Company's expense, to retain special counsel or other experts to assist in the accomplishment of its duties and responsibilities.

The Committee shall meet at least three times annually with additional meetings as necessary. At the request of the Committee, the Chief Financial Officer (or any other members of management, if needed) shall attend all meetings of the Committee. The Committee shall, during its regularly scheduled meetings, meet separately from management with the independent auditors and the Manager, Internal Audit of the Company. The independent auditors, the Chief Financial Officer and the Manager, Internal Audit shall, at all times, have access to the Committee. The Committee, in turn, shall, at all times, have access to the independent auditors, the Chief Financial Officer and the Manager, Internal Audit.

The Committee shall approve all hiring and firing decisions made with respect to the position of the Manager, Internal Audit.

The Board shall approve this charter and any subsequent modifications.

THE COMMITTEE SHALL REVIEW, APPRAISE, AND REPORT TO THE BOARD, IF APPLICABLE, AFTER EACH AUDIT COMMITTEE MEETING AND OTHER TIMES WHEN APPROPRIATE ON THE FOLLOWING MATTERS:

      1. The selection of independent auditors to be retained by the Company, their independence and whether to retain such auditors for each future fiscal year after consultation with appropriate management of the Company.

      2. The fees to be paid to the independent auditors of the Company on an annual basis.

      3. The non-auditing services to be performed by and associated fees of the independent auditors of the Company.

      4. With respect to the systems of internal accounting control, including Electronic Data Processing ("EDP") controls, throughout the Company,
          (i) the adequacy, quality and security thereof after consultation with appropriate management of the Company, Manager, Internal Audit and the independent auditors, (ii) management's performance in maintaining and improving these systems, and (iii) recommendations and findings made by the independent auditors and Manager, Internal Audit of the Company relative to improvements to these systems.

      5. The planned scope of the audit work to be undertaken each year by the Company's Manager, Internal Audit as well as the audit reports, findings and recommendations of the Manager, Internal Audit.

      6. Prior to the commencement thereof, the planned scope of the annual examination to be undertaken by the independent auditors of the Company.

      7. Following the inquiry of management and the independent auditors, significant accounting issues, changes and prospective changes in significant accounting policies (including the effect of each such change on the overall financial statements of the Company), and whether "material" items exist that are not accounted for in accordance with generally accepted accounting principles. Management shall consult with the Committee or its chairman when seeking a second opinion on a significant accounting issue.

      8. Significant issues raised by in-house or outside counsel, after discussing the same with management and the independent auditors. The Committee will conclude on its understanding of the basis for inclusion or exclusion of such matters in the financial statements.

      9. The "open years" on federal income tax returns, whether there are any significant items that have been or might be disputed by the IRS, and the status of the related tax reserves.

     10. The draft annual financial statements (including footnotes thereto) and related financial material and the independent auditors' reports, to be included in the Company's Annual Report to Shareholders and Form 10-K prior to presentation to the Board.

     11. Any management letters or other recommendations from the Company's auditors.

                                                                      4890-PS-01

                                  DETACH HERE


                                     PROXY

                               A.T. CROSS COMPANY

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and David G. Whalen, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 26, 2001 at 10:00 A.M. and at any and all adjournments thereof as designated.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                         -----------

                                  DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. NUMBER OF DIRECTORS:

   Fixing the number of Class A directors at three and Class B directors at six.


                    FOR          AGAINST         ABSTAIN
                    [ ]            [ ]             [ ]

2. ELECTION OF CLASS A DIRECTORS:

   NOMINEES: (01) Galal P. Doss, (02) Andrew J. Parsons, (03) James C. Tappan

                    FOR          WITHHELD
                    [ ]            [ ]

   [ ] ______________________________________

       For all nominees except as noted above

3. OTHER BUSINESS:

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournment thereof upon which Class A common stockholders are entitled to vote.

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person:


Signature: ____________ Date: ________ Signature: ___________ Date: ________